Exhibit 5.1

February 8, 2013

Essex Property Trust, Inc.
Essex Portfolio, L.P.
925 East Meadow Drive
Palo Alto, California 94303

RE:	Registration Statement on Form S-4; Exchange Offer for $300,000,000 in
Aggregate Principal Amount of Essex Portfolio, L.P.’s 3.625% Senior Notes Due 2022

Ladies and Gentlemen:

We have acted as counsel for Essex Property Trust, Inc., a Maryland corporation (the “Company”), and Essex Portfolio, L.P., a California limited partnership (the “Operating Partnership”), in connection with the issuance of $300,000,000 in aggregate principal amount of the Operating Partnership’s 3.625% Senior Notes due 2022 (the “Exchange Notes”) and the guarantee of the Exchange Notes (the “Guarantee”) by the Company, under an indenture, dated as of August 15, 2012 (the “Indenture”), among the Operating Partnership, the Company and U.S. Bank National Association, as trustee (the “Trustee”), and pursuant to a registration statement on Form S-4 under the Securities Act of 1933, as amended (the “Act”), filed with the Securities and Exchange Commission (the “Commission”) on the date hereof (the “Registration Statement”). The Exchange Notes and the Guarantee will be issued in exchange for the Operating Partnership’s outstanding 3.625% Senior Notes due 2022 (the “Private Notes”) on the terms set forth in the prospectus contained in the Registration Statement (the “Prospectus”). This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or Prospectus, other than as expressly stated herein with respect to the issue of the Exchange Notes and the Guarantee.  The Indenture, the Exchange Notes and the Registration Statement and Prospectus are collectively referred to herein as the "Transaction Documents".

In reaching the opinions set forth herein, we have reviewed the Indenture, the form of certificate evidencing the Exchange Notes, the Registration Statement, the Prospectus, certificates of public officials and officers of the Company and the Operating Partnership (each, a “Transaction Entity” and together, the “Transaction Entities”), records, documents, and matters of law that we have deemed relevant.  As to questions of fact material to such opinions, we have, where relevant facts were not independently verified or established, relied upon the representations and warranties made by the Transaction Entities in the Transaction Documents and certificates of officers of the Transaction Entities.  In rendering the opinions hereinafter expressed, we have, with your consent, relied only upon our examination of the foregoing documents and certificates, and we have made no independent verification of the factual matters set forth in such documents or certificates.

Based on and subject to the foregoing and subject further to the assumptions, exceptions, and qualifications hereinafter stated, we are of the opinion that:

(i)
The Company is a corporation duly incorporated and validly existing under the laws of the State of Maryland and is in good standing with the State Department of Assessments and Taxation of Maryland.  The Operating Partnership is validly existing as a limited partnership in good standing under the laws of the State of California.

(ii)
The execution, delivery and performance of the Indenture, the Exchange Notes and the notation of the Guarantee to be endorsed on the Exchange Notes have been duly authorized by all necessary limited partnership action by the Operating Partnership and by all necessary corporate action by the Company.  The Indenture has been duly executed, and, to our knowledge, delivered by the Operating Partnership and the Company.

(iii)
The Indenture (assuming the due authorization, execution and delivery thereof by the Trustee and enforceability thereof against the Trustee in accordance with its terms) is the valid and legally binding agreement of each of the Operating Partnership and the Company, enforceable against each of the Operating Partnership and the Company in accordance with its terms.

(iv)
The Exchange Notes, when executed, issued and authenticated in accordance with the terms of the Indenture and delivered in exchange for the Private Notes in the circumstances contemplated by the Registration Statement and Prospectus, will be valid and legally binding obligations of the Operating Partnership, enforceable against the Operating Partnership in accordance with their terms.

(v)
When the Exchange Notes have been executed, issued and authenticated in accordance with the  Indenture and delivered in exchange for the Private Notes in the circumstances contemplated by the Registration Statement and Prospectus, the Guarantee of the Exchange Notes, when the notations thereof endorsed on the Exchange Notes have been executed and delivered in accordance with the terms of the Registration Rights Agreement and Indenture, will be the valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms.

The opinions expressed above are subject to the following assumptions, exceptions, and qualifications:

(a)           We have assumed that (i) all signatures on all documents reviewed by us are genuine, (ii) all documents submitted to us as originals are true and complete, (iii) all documents submitted to us as copies are true and complete copies of the originals thereof, (iv) the Trustee has all power and authority to execute, deliver and perform its obligations under the Indenture, the Indenture has been duly and validly authorized, executed and delivered by the Trustee, and the Indenture is the valid and binding obligation of the Trustee, enforceable against the Trustee in accordance with its terms, (v) each natural person signing any document reviewed by us had the legal capacity to do so and to perform his or her obligations thereunder, (vi) each person signing in a representative capacity any document reviewed by us had authority to sign in such capacity, and (vii) the Transaction Documents are free from intentional or unilateral mistake, fraud, misrepresentation or duress or criminal activity.

(b)           We are admitted to practice in the State of New York and the State of California.  The opinions expressed above are limited to the internal laws of the States of New York and California, the laws of the State of Maryland to the extent and only to the extent further described in this paragraph (b), the federal securities laws of the United States of America, and we express no opinion with respect to the effect or application of any other laws.  Our opinions set forth in paragraphs (iii), (iv) and (v) above are limited to the internal laws of the State of New York.  To the extent that the opinions set forth herein are governed by or may otherwise concern the laws of the State of Maryland, we have relied, without legal review or investigation of any kind under the laws of the State of Maryland, solely on the opinion of Venable LLP, of even date herewith, a copy of which is being filed as Exhibit 5.2 to the Registration Statement (the “Venable Opinion”).  Any of our opinions that may relate in any way to the laws of the State of Maryland are accordingly limited solely to the scope of opinions specifically set forth in the Venable Opinion and are subject to the same assumptions, qualifications, and limitations that are set forth in the Venable Opinion.  We are not experts in the law of the State of Maryland.  We believe that we and you are justified in relying upon the Venable Opinion for purposes of the opinions set forth therein.  We have made no independent examination of the laws of Maryland.

(c)           With respect to certain factual matters material to the opinions set forth herein, we have relied exclusively, without independent investigation, on one or more certificates from one or more officers of the Company, copies of which have been furnished to you.  We have made no independent investigation as to the accuracy or completeness of any of the information contained in such certificates.  No inference as to our knowledge of any matters bearing on the accuracy of any such information statement should be drawn from our representation of the Operating Partnership and the Company or the rendering of our opinions set forth above.  However, in the course of rendering the legal services described in the introductory paragraph of this letter, no facts or circumstances have come to the attention of the attorneys in our firm who have given substantive attention to rendering such legal services that gave us current actual knowledge that any such information is incorrect in any material respect.

 (d)           The opinions set forth in paragraphs (iii), (iv) and (v) are subject to (i) laws relating to bankruptcy, insolvency, fraudulent conveyance, reorganization, liquidation, moratorium, and other similar laws affecting creditors’ rights generally, (ii) general principles of equity (regardless of whether considered in a proceeding in equity or at law), (iii) standards of commercial reasonableness and good faith, (iv) public policy and (v) concepts of comity.

 (e)           We express no opinion as to the following:

(i)           the effect or availability of relief under rules governing specific performance, injunctive relief or other remedies or principles in equity;

(ii)          the enforceability under certain circumstances of any provisions prohibiting waivers of any terms of the Transaction Documents other than in writing, or prohibiting oral modifications thereof or modification by course of dealing; we note, in addition, our opinions are subject to the effect of judicial decisions which may permit the introduction of extrinsic evidence to interpret the terms of written contracts;

(iii)         the enforceability under certain circumstances of provisions to the effect that rights or remedies may be exercised without notice, or that failure to exercise or delay in exercising rights or remedies will not operate as a waiver of any such right or remedy;

(iv)         the enforceability under certain circumstances of provisions to the effect that rights or remedies are not exclusive, that every right or remedy is cumulative and may be exercised in addition to or with any other right or remedy, or that election of a particular remedy or remedies does not preclude recourse to one or more remedies;

(v)         the enforceability of any provision purporting to waive rights to trial by jury, service of process or objections to the laying of venue or to forum on the basis of forum non conveniens, in connection with any litigation arising out of or pertaining to the Transaction Documents;

(vi)        the enforceability of any provision that purports to exclude conflict of law principles;

(vii)        the effect of any law or equitable principles that limit the amount of attorneys’ fees that can be recovered under certain circumstances;

(viii)       the enforceability of any provisions of the Transaction Documents purporting to establish an evidentiary standard or to authorize conclusive determinations by the holders of the Exchange Notes, the Trustee or any other person or allowing any holder of the Exchange Notes, the Trustee or any other person to make determinations in its sole discretion;

(ix)         the enforceability of provisions relating to indemnification, contribution or exculpation, to the extent any such provision is contrary to public policy or prohibited by law (including, without limitation, federal and state securities laws);

(x)          the enforceability of any provision imposing or deemed to constitute penalties or forfeitures;

(xi)         provisions contained in the Transaction Documents purporting to waive either illegality as a defense to the performance of contract obligations or any other defense to such performance that cannot, as a matter of law, be effectively waived; or

 (xiii)      the effect of the law of any jurisdiction other than the State of New York that limits the rates of interest legally chargeable or collectible.

(f)           The enforceability of any provisions of the Transaction Documents that are deemed to constitute a subordination of the rights of the Transaction Entities may be limited by exoneration and other defenses similar to those that may be asserted by a guarantor.

(g)           You should be aware that under applicable New York law a number of statutory and common law rights and protections exist in favor of guarantors.  We express no opinion herein as to the enforceability of any waivers and other provisions of the Guarantees that purport to waive or alter rights provided to the Company by statute or judicial decision.

This opinion letter is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated.  This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act and recipients of Exchange Notes. We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained in the Prospectus under the heading “Legal Matters.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

We undertake no, and disclaim any, duty to advise you regarding any changes in, or to otherwise communicate with you with respect to, the matters and opinions set forth herein.

Very truly yours,

/s/Baker & McKenzie LLP